Exhibit 99.3

FORM OF NOTICE OF GUARANTEED DELIVERY

FOR RIGHTS CERTIFICATES ISSUED BY USG CORPORATION

(PLEASE COMPLETE THE “DETAILS OF MY RIGHTS AND THE SHARES I ELECT TO PURCHASE”

ON THE REVERSE SIDE OF THIS NOTICE)

If you wish to exercise rights, but you do not have sufficient time to deliver the rights certificate evidencing your rights to the rights agent prior to 5:00 P.M., New York City time, on                     , 2006 (the “Expiration Date”), you may exercise your rights by the following guaranteed delivery procedures:

•	deliver to the rights agent prior to the expiration of the rights offering the exercise price payment for each share you elected to purchase pursuant to the exercise of rights in the manner set forth in the prospectus and the Instructions for Completion of USG Corporation Rights Certificates;

•	deliver to the rights agent prior to the expiration of the rights offering this notice; and

•	deliver the properly completed rights certificate evidencing your rights being exercised and the related nominee holder certification, if applicable, with any required signatures guaranteed, to the rights agent within three (3) business days following the date you submit your Notice of Guaranteed Delivery.

You should deliver this notice of guaranteed delivery and your payment of the exercise price (unless you decide to wire your payment) to Computershare Trust Company of New York, the rights agent, in the following manner:

By Mail:	By Facsimile Transmission:	By Hand Delivery or Overnight Courier:

Computershare Trust Company of New York Wall Street Station P.O. Box 1010 New York, New York 10268-1010	For Eligible Institutions Only: (212) 701-7636 For Confirmation Only Telephone: (212) 701-7600	Computershare Trust Company of New York Wall Street Plaza 88 Pine Street, 19th Floor New York, New York 10005

NOTE THAT YOU CANNOT SEND YOUR PAYMENT OF THE EXERCISE PRICE BY FACSIMILE.

To wire your payment of the purchase price, refer to the wiring instructions on the reverse side of this notice

YOUR DELIVERY OF THIS NOTICE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE MACHINE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THIS NOTICE MUST BE DELIVERED TO THE RIGHTS AGENT PRIOR TO THE EXPIRATION OF THE RIGHTS OFFERING.

DELIVERY OF THIS NOTICE WITHOUT PAYMENT OF THE EXERCISE PRICE WILL NOT CONSTITUTE A VALID EXERCISE OF YOUR RIGHTS.

Your exercise of rights may be validly withdrawn at any time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date.

The address and telephone numbers of Georgeson Shareholder Communications Inc., the information agent, for inquiries, information or requests for additional documentation are:

Georgeson Shareholder Communications Inc.

17 State Street, 10th Floor

New York, New York 10004

Banks and brokerage firms, please call: (212) 440-9800

All others, please call toll-free: (888) 206-5896

DETAILS OF MY RIGHTS AND THE SHARES I ELECT TO PURCHASE

(PLEASE FILL IN ALL APPLICABLE INFORMATION)

I (we) represent and warrant that I am (we are) the holder(s) of a rights certificate representing rights and that my (our) rights certificate cannot be delivered to the rights agent prior to the expiration of the rights offering. I (we) elect to purchase the following shares:

A.	Number of Shares Being Purchased:

B.	Total Exercise Price Payment Required:

	x	$40.00	=	$

(No. of Shares)		(Exercise Price)		(Payment)

☐	Check this box if you are purchasing shares pursuant to rights granted to you directly by us and not pursuant to rights purchased or otherwise acquired from someone else.

I (we) understand that payment of the exercise price for each share of common stock I (we) have elected to purchase must be received by the rights agent prior to the expiration of the rights offering. I (we) represent and warrant to the rights agent and to USG Corporation that the total exercise price payment above on line “B,” either (check appropriate box):

☐	is being delivered to the rights agent together with this notice or

☐	has been delivered separately to the rights agent and is or was delivered in the manner set forth below (check appropriate box):

☐	certified check drawn upon a U.S. bank payable to the rights agent or

☐	cashier’s check drawn upon a U.S. bank or express money order payable to the rights agent or

☐	wire transfer of funds to the account maintained by the rights agent for the purpose of the rights offering at:

Harris N.A.

ABA No.: 071000288

Computershare Trust Company of New York

Account: 2279388

Reference: USG Corporation Rights – [Name of registered rights holder]

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of me (us), and every obligation of mine (ours) under this notice of guaranteed delivery shall be binding upon my (our) heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives and my (our) successors and assigns.

I (we) on my (our) own behalf, and in respect of any person(s) on whose behalf, or under whose directions, I am (we are) signing this notice:

•	elect to purchase the number of shares of common stock indicated above upon the terms and conditions specified in the prospectus;

•	agree that if I (we) fail to pay for the shares of common stock I (we) have elected to purchase, you may exercise any remedies available to you under law; and

•	understand that my (our) exercise of rights may not be withdrawn after 5:00 p.m., New York City time, on the business day prior to the Expiration Date.

I (we) hereby guarantee that within three (3) business days from the date I (we) submit this Notice of Guaranteed Delivery, I (we) will deliver to the rights agent the certificate representing the rights being exercised pursuant to this Notice of Guaranteed Delivery, with any required signature guarantees and any other required documents.

Name of each purchaser:

Telephone Number(s):

Address of each purchaser:

(Please fill in exactly as name(s) and addresses appear(s) on rights certificate)

Signature of each purchaser:

Date:

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address of each purchaser:

Telephone Number(s):

Rights Certificate No. (if available):

IMPORTANT: AN ELIGIBLE INSTITUTION MUST PROVIDE THE GUARANTEE SET FORTH ON THE NEXT PAGE

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR RIGHTS CERTIFICATE SIGNATURE GUARANTEE)

The undersigned, a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchanges Medallion Program guarantees that the purchaser will deliver to the rights agent the rights certificates representing the rights being exercised pursuant to the Notice of Guaranteed Delivery and any other required documents, all within three (3) business days from the date this Notice of Guaranteed Delivery is submitted.

Address

Telephone Number

Dated:

Name of Firm

Authorized Signature

The institution which completes this form must deliver or cause the purchaser to deliver the rights certificate to the rights agent within the time period shown above. Failure to do so could result in a financial loss to such institution.